UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 23, 2015

HAWAIIAN HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-31443	71-0879698
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3375 Koapaka Street, Suite G-350, Honolulu, HI 96819
(Address of Principal Executive Offices) (Zip Code)

(808) 835-3700
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.     Results of Operations and Financial Condition.

On April 23, 2015 the Registrant issued a press release announcing its financial results for the quarter ended March 31, 2015 (the "Press Release").  A copy of the Press Release is furnished as Exhibit 99.1 to this report and incorporated herein by reference.

All of the information furnished in this Item 2.02 and in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and unless expressly set forth by specific reference in such filings, shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings.

Item 8.01.   Other Events.

The Press Release also announces that the Registrant’s board of directors approved a stock repurchase program authorizing the Registrant to buy back up to $100 million of its common stock. Stock repurchases under the program may be made through open market, established plans or privately negotiated transactions in accordance with all applicable securities laws, rules, and regulations.  The stock repurchase program is subject to modification or termination by the Registrant at any time.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits.

99.1	Hawaiian Holdings Reports 2015 First Quarter Financial Results, Press Release, Dated April 23, 2015
SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 23, 2015

HAWAIIAN HOLDINGS, INC.

	By:	/s/ Shannon L. Okinaka
		Name:	Shannon L. Okinaka
		Title:	Senior Vice President, Interim Chief Financial Officer and Treasurer
EXHIBIT INDEX

99.1	Hawaiian Holdings Reports 2015 First Quarter Financial Results, Press Release, Dated April 23, 2015